EXHIBIT 4.4

                             CELL SECURITY AGREEMENT
                             -----------------------

     CELL SECURITY AGREEMENT made this 17th day of September, 2002 by and between AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation ("DEBTOR"), with its chief executive office at 1375 Akron Street, Copiague, New York 11726, and ALFRED J. ROACH, an individual ("SECURED PARTY"), residing at 207 Inlet Drive, Lindenhurst, New York 11757.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Debtor has used and is using, and is the owner of the entire right, title, and interest in and to, the fibrin and fibrinogen reactive antibodies producing cell lines derived from the fusion of Immunized B cells described in Exhibit A hereto; and

     WHEREAS, Secured Party is contemporaneously herewith making a loan to Debtor in the principal amount of $75,000 pursuant to a certain Promissory Note of even date herewith (as same may be amended, modified, supplemented, extended, renewed, restated or replaced, the "NOTE"), and may, but is not obligated to, make additional loans to, and/or provide other financial accommodations for, Debtor in the future; and

     WHEREAS, in order to induce Secured Party to make the loan evidenced by the Note and, if mutually determined among the parties, make other loans or advances to, and/or provide other financial accommodations for, Debtor in the future, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

     1.   DEFINED TERMS.
          --------------

     Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Credit Agreement. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code of the State of New York (the "UCC") are used herein as defined in the UCC.

     2.   GRANT OF SECURITY INTEREST.
          ---------------------------

     As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party a continuing security interest in, and a general lien upon, and hereby assigns to Secured Party all of Debtor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) the fibrin and fibrinogen reactive monoclonal antibody producing cell lines created by Debtor derived from the fusion of Immunized B cells described in Exhibit A hereto, in each case whether constituting inventory, equipment, general intangibles or otherwise;

          (b) all rights under that certain Purchase Order No. NY 1933 dated September 16, 2002 and related Safe Storage Contracts by and between Debtor and American Type Tissue Culture Collection (the "STORAGE CONTRACT") and other contracts related to the Collateral, as each may be amended, modified, supplemented, extended, renewed, restated or replaced; and

          (c) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     3.   OBLIGATIONS SECURED.
          --------------------

         The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and indefeasible payment in full of any and all loans, indebtedness, liabilities and obligations of any kind owing by Debtor to Secured Party (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.(S) 362(a)), and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Debtor, would accrue on such obligations), however evidenced, whether as principal, guarantor or otherwise, whether arising under the Note or otherwise, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, original, renewed or extended, whether arising directly or acquired from others and including, without limitation, Secured Party's charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Debtor under this Agreement, the Note or in connection with any of the foregoing (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.(S) 362(a)), and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Debtor, would accrue on such obligations), (all hereinafter referred to as "OBLIGATIONS").

     4.   REPRESENTATIONS AND WARRANTIES.
          -------------------------------

         Debtor hereby represents, warrants and covenants (which shall survive the execution and delivery of this Agreement) to Secured Party that:

          (a) Debtor will pay and perform all of the Obligations according to their terms.

          (b) The chief place of business and chief executive office of Debtor and the office where Debtor keeps its books and records concerning the Collateral are located at the address first specified above for Debtor.

          (c) Debtor conducts, and for the past five years has conducted, no business under any name, fictitious name, or trade name, other than American Biogenetic Sciences, Inc. which is Debtor's legal name. Debtor's federal tax identification number is 11-2655906.

          (d) Debtor has control of all Collateral. The Collateral is presently, and will continue to be, located at the address first specified above for Debtor and/or at American Type Tissue Culture Collection, 10801 University Boulevard, Manassas, Virginia 20110.

          (e) All corporate action required to authorize Debtor's execution, delivery and performance of this Agreement has been duly and validly taken.

          (f) Debtor will not change its jurisdiction of incorporation or organization.

          (g) All of the existing Collateral is valid and subsisting in full force and effect, and Debtor owns the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Debtor will, at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral. The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests, or encumbrances of any nature whatsoever, except the security interests granted hereunder.

          (h) Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, except as permitted herein, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

          (i) Debtor will, at Debtor's expense, perform all acts and execute all documents requested at any time by Secured Party to evidence, perfect, maintain, record, or enforce the security interest in the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to file financing statements and/or have this or any other similar security agreement filed with the Secretary of State of the State of Delaware or other appropriate federal, state or government office.

          (j) This Agreement, together with the filing of a financing statement describing the Collateral with the Secretary of State of the State of Delaware, which will be made, creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Obligations, and all other filings and other actions necessary or desirable to perfect and protect such security interest have been or will be duly made or taken. Except therefor, all actions necessary to perfect and protect the security interest created hereby have been duly taken. Except for the foregoing, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other person is required either (i) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder.

          (k) Debtor has not granted any licenses with respect to any of the Collateral.

          (l) Upon request of Secured Party, Debtor shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the security interests of Secured Party in the Collateral.

          (m) Debtor has not abandoned any of the Collateral and Debtor will not do any act, nor omit to do any act, whereby the Collateral may become abandoned.

          (n) Debtor assumes all responsibility and liability arising from the use of the Collateral and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any product using or based on any Collateral or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof).

          (o) Debtor will promptly pay Secured Party for any and all costs and reasonable expenditures incurred by Secured Party pursuant to the provisions of this Agreement or for the defense, protection, or enforcement of the Obligations, the Collateral, or the security interests granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and reasonable legal expenses. Such costs and reasonable expenditures shall be payable on demand, together with interest at the then applicable rate set forth in the Note and shall be part of the Obligations secured hereby.

     6.   CERTAIN COVENANTS.
          ------------------

     Debtor shall:

          (a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor on the first page of this Agreement;

          (b) Promptly notify Secured Party in writing of any loss or damage to the Collateral;

          (c) Not change its jurisdiction of incorporation or organization or establish any offices or other locations other than on the first page of this Agreement;

          (d) Not use or permit the Collateral to be used for any unlawful purpose or in any violation of any requirement of law;

          (e) Take all reasonable steps to maintain the Storage Contract in full force and effect and cause the Collateral described in clause (a) of Section 2 to be kept frozen and intact.

     7.   EVENTS OF DEFAULT
          -----------------

     All Obligations shall become immediately due and payable, without notice or demand, at the option of Secured Party, upon the occurrence of any one or more Events of Default under the Note (each an "EVENT OF DEFAULT" hereunder).

     8.   REMEDIES; DISTRIBUTION OF PROCEEDS.
          -----------------------------------

     If any Event of Default shall have occurred, Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or any Uniform Commercial Code of any applicable jurisdiction, which rights shall be cumulative, and also may (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon the request of Secured Party, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place and time to be designated by Secured Party, (ii) enter the premises where any of the Collateral is located, completing any work in progress, preparing any Collateral for disposition, disposing of Collateral, taking and carrying away the same, by any of its representatives, with or without legal process, to Secured Party's places of storage and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as Secured Party may deem commercially reasonable. At any such sale the Collateral or any portion thereof may be sold in one lot as an entirety or in separate parcels as Secured Party in its sole discretion deems advisable. Secured Party may be the purchaser at any such sale if it is public, free from any right of redemption, which Debtor hereby waives, and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by Secured Party. Debtor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to Debtor of the time and place of any public or private sale is to be made in the manner set forth in Section 13(d) shall constitute reasonable notification. Debtor shall be obligated for, and the proceeds of sale shall be applied first to, the costs of taking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by Secured Party. In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Obligations, Debtor shall remain liable for any deficiency.

     9.   SECURED PARTY APPOINTED ATTORNEY-IN-FACT.
          -----------------------------------------

     Debtor hereby irrevocably appoints Secured Party Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, after the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) file financing statements (and similar documents) and file or record this Agreement with the Secretary of State of the State of Delaware and with any other federal, state or foreign government or agency to evidence, perfect, maintain, record or enforce the security interest and lien in the Collateral granted hereunder, including without limitation, recording this Agreement with the United States Patent and Trademark Office, (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (c) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the protection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral,
(d) to pay or discharge any taxes, liens, or other encumbrances at any time levied, placed on or threatened against the Collateral; and (e) generally, to otherwise do such acts and things which Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and Secured Party's security interest therein, in each case as full and effectually as if Secured Party were the absolute owner thereof. The powers conferred on Secured Party hereunder shall not impose any duty upon it to exercise any such powers. Neither Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct. Debtor hereby ratifies and approves all acts of Secured Party, as its attorney-in-fact, and Secured Party, as its attorney-in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. These powers, being coupled with an interest, are until all of the Obligations are indefeasibly paid in full and this Agreement is terminated. After the occurrence of an Event of Default, Debtor also authorizes Secured Party, at any time and from time to time, to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto. Secured Party may, but shall be under no obligation, to take any of the foregoing actions and Secured Party shall have no liability or responsibility for any act or omission taken with respect thereto.

     10.  SECURED PARTY MAY PERFORM.
          --------------------------

          (a) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend or enforce the Obligations, the Collateral, or the security interest granted hereunder, including but not limited to all filing or recording fees, court costs, collection charges and reasonable attorneys' fees.

          (b) If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the incurred in connection therewith shall be payable by Debtor on demand together with interest at the then applicable rate set forth in the Note and shall be part of the Obligations secured hereby.

     11.  SECURED PARTY'S DUTIES.
          -----------------------

          (a) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other Person pertaining to any Collateral.

          (b) Anything contained herein to the contrary notwithstanding, (i) Debtor shall remain liable under any Contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the Contracts and agreements included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any Contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     12.  INDEMNITY AND EXPENSES.
          -----------------------

     Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement). Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the fees and out-of-pocket disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) filing or recording fees incurred in connection with this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Debtor to perform or observe any of the provisions hereof.

     13.  MISCELLANEOUS
          -------------

          (a) Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument, shall not affect Secured Party or Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein or in any other agreement, document, or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Debtor, specifying such waiver.

          (b) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement signed by the party to be charged thereby.

          (c) In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

          (d) Except as otherwise expressly provided in this Agreement, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the parties at their respective addresses set forth below (or to such other address as to which a party may from time to time give notice to other) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for next business day delivery with Federal Express (or other similar national overnight courier service) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee by hand delivery on a business day (or on the next business day if received by hand delivery after the close of normal business hours or on any non-business day)

          If to Debtor:            American Biogenetic Sciences, Inc.
                                   1375 Akron Street
                                   Copiague, New York 11726
                                   Attention: President

          If to Secured Party:     Mr. Alfred J. Roach
                                   207 Inlet Drive
                                   Lindenhurst, New York 11757

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rule that would otherwise require the application of the laws of another jurisdiction).

          (f) Any judicial proceeding brought by or against Debtor with respect to any of the Obligations, this Agreement or the Note may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Debtor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with the Obligations, this Agreement or the Note. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Secured Party to bring proceedings against Debtor in the courts of any other jurisdiction. Debtor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceedings by Debtor against Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with the Obligations, this Agreement or the Note, shall be brought only in a federal or state court located in the County of Suffolk, State of New York.

          (g) THE BORROWER WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH THIS AGREEMENT OR THE NOTE, AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          (h) This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and his heirs, executors, estate, successors and assigns, except that Debtor may not assign this Agreement or the Note, or assign or delegate any of its obligations hereunder or thereunder without the prior written consent of Secured Party.

          (i) All references to Debtor and Secured Party herein shall include their respective successors and assigns. All references to the term "person" herein shall mean an individual, sole proprietorship, limited partnership, general partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture association, organization or other entity or a government department or any agency, instrumentality or political subdivision thereof.

          (j) In the event of any conflict of any of the terms or provisions of this Agreement with any of the terms or provisions of the Note, the terms or provisions of the Note shall control.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

                               AMERICAN BIOGENETIC SCIENCES, INC.

                               By: /s/ James H. McLinden
                                   ---------------------------------------------
                                       James H. McLinden, President

                                   /s/ Alfred J. Roach
                                   ---------------------------------------------
                                       Alfred J. Roach

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF SUFFOLK     )


          As of this 17th day of September, 2002, before me personally came James H. McLinden, to me known, who being duly sworn, did depose and say, that he is President of AMERICAN BIOGENETIC SCIENCES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                   /s/ Leonard W. Suroff
                                   ---------------------------------------------
                                   Notary Public




STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF SUFFOLK     )


         As of this 17th day of September, 2002, before me personally came Alfred J. Roach, to me known, who, being duly sworn, did depose and say, that he is the individual described in and who executed the foregoing instrument; and that he signed his name thereto.


                                   /s/ Leonard W. Suroff
                                   ---------------------------------------------
                                   Notary Public

                                    EXHIBIT A


ALL FIBRIN AND FIBRINOGEN REACTIVE MONOCLONAL ANTIBODY PRODUCING CELL LINES DERIVED FROM THE FUSION OF IMMUNIZED B CELLS DEVELOPED BY AMERICAN BIOGENETIC SCIENCES, INC., AS DEFINED IN THE FOLLOWING TABLE.

CELL LINE             ANTIGEN                     SPECIFICITY
--------------------- --------------------------- ------------------------------
MH1                   XLFbn                       XLFn
--------------------- --------------------------- ------------------------------
45J                   Fbgn                        Cterminal Region a Chain
--------------------- --------------------------- ------------------------------
Fs22                  TpP C                       Fg,Fn,(alpha)Chain
--------------------- --------------------------- ------------------------------
Fs23                  TpP C                       Fg,Fn,(alpha)Chain
--------------------- --------------------------- ------------------------------
Fs25                  FNDP                        FnFg,D
--------------------- --------------------------- ------------------------------
Fs26                  FNDP                        FnFg,D
--------------------- --------------------------- ------------------------------
Fs28                  FNDP-50k                    FnFg,D
--------------------- --------------------------- ------------------------------
Fs35                  TpP C                       FnFg,D
--------------------- --------------------------- ------------------------------
Fs37                  TpP C                       FnFg,D
--------------------- --------------------------- ------------------------------
Fs38                  TpP C                       FnFg,D
--------------------- --------------------------- ------------------------------
Fs39                  TpP C                       FnFg,D
--------------------- --------------------------- ------------------------------
FS41                  XLFn                        FnFg,D
--------------------- --------------------------- ------------------------------
FS42                  XLFn                        FnFg,D
--------------------- --------------------------- ------------------------------
FS43                  XLTpPC                      Fn,Fg, ,Cterm (alpha) chain
--------------------- --------------------------- ------------------------------
FS44                  XLTpPC                      Fn,Fg,D,DD
--------------------- --------------------------- ------------------------------
FS45                  XLTpPC                      -
--------------------- --------------------------- ------------------------------
FS72                  (DD) E                      DD>Fn>Fg
--------------------- --------------------------- ------------------------------
FS 87                 XlnFn                       Fn
--------------------- --------------------------- ------------------------------


Definitions
-----------

XLFn              Cross linked Human Fibrin
Fbg               Human Fibrinogen
Fbn               Human Fibrin
TpPC              Thrombolytic  Precursor Protein  Callibrator
FNDP              Human Fibrin  Degradation Products
FNDP-50k          Human Fibrin Degradation Products 50,000 Daltons
D                 D domain of fibrin
DD                D-dimer subunit of fibrin
(DD) E            Conformation  arrangement of D-dimer and E fibrin fragments